                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

     ---------------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                                September 4, 1998
                      -------------------------------------
                        (Date of earliest event reported)


                               The DII Group, Inc.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       0-21374                 84-1224426
--------------------------------------------------------------------------------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)


                             6273 Monarch Park Place
                                    Suite 200
                              Niwot, Colorado 80503
            ---------------------------------------------------------
              (Address and zip code of principal executive offices)


                                 (303) 652-2221
             ------------------------------------------------------
               Registrant's telephone number, including area code

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

         On August 22, 1998, the DII Group, Inc. (the "Company") acquired all of the stock of Greatsino Electronic Technology ("Greatsino"), a wholly-owned subsidiary of Valenta Holdings Limited, a wholly-owned subsidiary of Universal Appliances Limited, a Hong Kong Limited Corporation. The initial purchase price of approximately $44 million is subject to adjustments for contingent consideration of no more than approximately $40 million based upon the business achieving specified levels of earnings through August 31, 1999. The Company acquired the business through arms' length negotiations between the respective parties. The transaction will be accounted for as a purchase.

         Greatsino is a printed circuit board ("PCB") fabricator and contract electronics manufacturer ("CEM") with operations in the People's Republic of China. The business site is a 1.5 million square foot campus located in Zhuhai, Guangdong China. It is a self-contained complex comprising a 144,000 square foot PCB facility, a 76,000 square foot CEM assembly building, a 360,000 square foot expansion building currently under construction, and dormitories and multi-functional buildings capable of housing 6,000 employees. Approximately 900 employees currently based at the Zhuhai facility are expected to remain employed. The Company is currently negotiating to buy the 360,000 square foot expansion building currently under construction, and would lease half of it back to the seller for a three-year period.

         Prior to this transaction, no material relationships existed between Greatsino and the Company or any of its affiliates, any director or officer of the Company, or any associate of such director or officer.

         The Company funded the purchase through a combination of cash reserves and borrowings under its $80 million Revolving Line of Credit with Norwest Bank Colorado, N.A., The Chase Manhattan Bank, N.A., Harris Trust and Savings Bank, and NBD Bank.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired.

Pursuant to Rule 3-05(b) of Regulation S-X financial statements are not required.

(b)  Pro Forma Financial Information.

Pursuant to Rule 11.01(b) of Regulation S-X pro forma financial information is not required.

(c)  Exhibits.

EXHIBIT NUMBER          DESCRIPTION
--------------          -----------
     *2.1               Agreement relating to the sale and purchase of the share
                        in Valenta Holdings Limited, dated as of August 22,
                        1998.
     99.1               Text of Press release, dated as of August 25, 1998.
----------
* Schedules are not included and will be furnished supplementally to the Commission upon request.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            The DII Group, Inc.




Date: September 4, 1998                     By:     /s/ Thomas J. Smach
                                              ---------------------------------
                                               Name:  Thomas J. Smach
                                               Title: Chief Financial Officer

                                 EXHIBIT INDEX

EXHIBIT NUMBER          DESCRIPTION
--------------          -----------
     *2.1               Agreement relating to the sale and purchase of the share
                        in Valenta Holdings Limited, dated as of August 22,
                        1998.
     99.1               Text of Press release, dated as of August 25, 1998.
----------
* Schedules are not included and will be furnished supplementally to the Commission upon request.